Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-171982 on Form S-1 of our report dated March 31, 2010, relating to the financial statements of RegeneRx Biopharmaceuticals, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Reznick Group, P.C.
Vienna, Virginia
February 7, 2011